Exhibit 10.20

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of this              day of             , 20    , by and between Phosphate Holdings, Inc., a Delaware corporation (the “Company”), and              (“Indemnitee”).

RECITALS:

A. Indemnitee is willing to serve, continue to serve, and to take on additional service for or on behalf of the Company on the condition that he be indemnified to the fullest extent permitted by law.

B. The Certificate of Incorporation of the Company requires the Company to indemnify its directors and officers to the fullest extent permitted by law.

C. Indemnitee is serving as a director and/or officer of the Company.

AGREEMENTS:

NOW, THEREFORE, in consideration of the foregoing premises, Indemnitee’s agreement to serve the Company, directly or, at its request, another enterprise, and the covenants contained in this Agreement, the Company and Indemnitee hereby covenant and agree as follows:

1. Certain Definitions

(a) “Acquiring Person” shall mean any Person other than (i) the Company, (ii) any of the Company’s Subsidiaries, (iii) any employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) any Person who as of the date of this Agreement is a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the outstanding Voting Securities of the Company until such time as the Board of Directors of the Company reasonably believes that such Person has acquired beneficial ownership of any additional such securities.

(b) A “Change of Control” shall be deemed to have occurred if:

(i) an Acquiring Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding Voting Securities of the Company; or

(ii) Incumbent Directors cease for any reason to constitute a majority of the Board of Directors of the Company; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or partnership (or, if no such approval is required, the consummation of such a merger or consolidation of the Company); or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets (or, if no such approval is required, the decision by the Board of Directors of the Company to proceed with such a liquidation, sale, or disposition in one transaction or series of related transactions).

(c) “Claim” shall mean any threatened, pending, or completed action, suit, or proceeding (including, without limitation, securities laws actions, suits, and proceedings), or any inquiry or investigation (including discovery), whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

(d) “Expenses” shall mean all costs, expenses (including attorneys’ and expert witnesses’ fees), and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event.

(e) “Incumbent Directors” shall mean individuals who, as of the date hereof, constitute the Board of Directors of the Company and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either are directors as of the date hereof or whose election, appointment, or nomination for election was previously so approved.

(f) “Indemnifiable Event” shall mean an event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or by reason of any thing done or not done by Indemnitee in any such capacity. For purposes of this Agreement, the Company agrees that Indemnitee’s service on behalf of or with respect to any Subsidiary of the Company shall be deemed to be at the request of the Company.

(g) “Person” shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity. A Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(h) A “Potential Change of Control” shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control, (ii) any Person (including the Company) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change of Control, or (iii) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.

(i) “Reviewing Party” shall mean (i) any appropriate person or body consisting of a member or members of the Company’s Board of Directors or (ii) any other person or body appointed by the Board (including Special Counsel referred to in Section 3) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

(j) “Special Counsel” shall mean special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or for Indemnitee within the last three years (other than as Special Counsel under this Agreement or similar agreements).

(k) “Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

(l) “Voting Securities” shall mean any securities that vote generally in the election of directors or in the selection of any other similar governing body.”

2. Basic Indemnification and Expense Reimbursement Arrangement

(a) In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) of or with respect to that Claim. Notwithstanding the foregoing, the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written unqualified opinion, in any case in which Special Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law. Nothing contained in this Agreement shall require any determination under this Section 2(a) to be made by the Reviewing Party prior to the disposition or conclusion of the Claim against the Indemnitee; provided, however, that Expense Advances shall continue to be made by the Company pursuant to and to the extent required by the provisions of Section 2(b).

(b) If so requested by Indemnitee, the Company shall pay any and all Expenses incurred by Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses incurred by Indemnitee and previously paid by Indemnitee) within ten business days after such request (an “Expense Advance”). The Company shall be obligated to make or pay an Expense Advance in advance of the final disposition or conclusion of any Claim. In connection with any request for an Expense Advance, if requested by the Company, Indemnitee or Indemnitee’s counsel shall submit an affidavit stating that the Expenses incurred were reasonable. Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Company, and the Company agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Claim against the Indemnitee. If, when, and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified with respect to a Claim under applicable law, the Company shall be entitled to be reimbursed by Indemnitee and Indemnitee hereby agrees to reimburse the Company without interest (which agreement shall be an unsecured obligation of Indemnitee) for all related Expense Advances theretofore made or paid by the Company; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Board that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance, and the Company shall be obligated to continue to make Expense Advances, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change of Control, the Reviewing Party shall be selected by the Board of Directors of the Company. If there has been a Change of Control, the Reviewing Party shall be advised by or shall be Special Counsel referred to in Section 3 hereof, if and as Indemnitee so requests. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the states of Delaware or Mississippi having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. In the absence of any such litigation, any determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

3. Change of Control. The Company agrees that, if there is a Change of Control and if Indemnitee requests in writing that Special Counsel advise the Reviewing Party or be the Reviewing Party, then the Company shall not deny any indemnification payments (and Expense Advances shall continue to be paid by the Company pursuant to Section 2(b)) that Indemnitee requests or demands under this Agreement or any other agreement or law now or hereafter in effect relating to Claims for Indemnifiable Events; provided, however, that the Reviewing Party shall not have determined (in a written unqualified opinion, in any case in which Special Counsel is involved) that Indemnitee would not be permitted to be indemnified under applicable law. The Company further agrees not to request or seek reimbursement from Indemnitee of any related Expense Advances unless, with respect to a denied indemnification payment, Special Counsel has rendered its written unqualified opinion to the Company and Indemnitee that the Company would not be permitted under applicable law to pay Indemnitee such indemnification payment. The Company agrees to pay the reasonable fees of Special Counsel referred to in this Section 3 and to indemnify fully Special Counsel against any and all expenses (including attorneys’ fees), claims, liabilities, and damages arising out of or relating to this Agreement or Special Counsel’s engagement pursuant hereto.

4. Establishment of Trust. The Company shall create a trust for the benefit of Indemnitee (the “Trust”) (a) at any time after the date of this Agreement and prior to a Potential Change of Control pursuant to a resolution adopted by the Board of Directors of the Company and (b) upon the written request of Indemnitee in the event of a Potential Change of Control (if not previously established pursuant to Section 4(a)). If the Trust is established pursuant to Section 4(a), prior to a Potential Change of Control the amount or amounts to be deposited in the Trust shall be determined by, and may subsequently be increased or decreased by, the Board of Directors of the Company. If the Trust is established pursuant to Section 4(b), and following a Potential Change of Control if the Trust was previously established pursuant to Section 4(a), the Company shall fund the Trust from time to time upon written request of Indemnitee in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties, and settlement amounts (including all interest, assessments, and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties, and settlement amounts) of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated, or proposed to be paid. The amount or amounts to be deposited in the Trust shall also include, at the option of the Board of Directors of the Company or if requested by the Indemnitee following a Potential Change of Control, an amount determined by the Board of Directors of the Company sufficient to pay the premium for an insurance policy providing “tail coverage” for Indemnitee on terms and conditions no less favorable to Indemnitee than the coverage provided under the Company’s existing directors’ and officers’ liability insurance policy. The amount or amounts to be deposited in the Trust following a Potential Change of Control pursuant to the foregoing funding obligation shall be determined by the Reviewing Party in any situation in which Special Counsel is involved. The terms of the Trust shall provide that, (i) upon a Change of Control, (A) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (B) the trustee of the Trust shall advance, within ten business days of a request by Indemnitee, any and all expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the circumstances in which Indemnitee would be required to reimburse the Company for Expense Advances under Section 2(b) of this Agreement); (C) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; and (D) the trustee of the Trust shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (ii) all unexpended funds in that Trust shall revert to the Company (A) upon the determination of the Board of Directors of the Company at any time prior to a Potential Change of Control and (B) following a Potential Change of Control, upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee of the Trust shall be chosen by Indemnitee and reasonably satisfactory to the Company. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement.

5. Notification and Defense of Claims.

(a) Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Claim, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will only relieve the Company of the obligations that it has to Indemnitee under this Agreement (i) if, and to the extent that, the Company has been materially prejudiced by Indemnitee’s failure to so notify the Company, and (ii) as provided in Section 5(c).

(b) Defense. With respect to any Claim as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Claim at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Claim, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company; (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Claim; (iii) after a Change of Control, the employment of counsel by Indemnitee has been approved by the Special Counsel; or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, in each of which cases all Expenses of the Claim shall be borne by the Company. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any Claim brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in (ii) above or under the circumstances provided for in (iii) and (iv) above.

(c) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Claim effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change of Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Special Counsel has approved the settlement. The Company shall not settle any Claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.

6. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten business days of that request) advance those costs and expenses to Indemnitee, that are incurred by Indemnitee in connection with any claims asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or provision of the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to that indemnification, advance expense payment, or insurance recovery, as the case may be.

7. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

8. Contribution.

(a) Contribution Payment. To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, then in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount of any and all Expenses, judgments, fines, or penalties assessed against or incurred or paid by Indemnitee on account of that Claim and any and all amounts paid in settlement of that Claim (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) incurred or paid by Indemnitee and for which such indemnification is not permitted (“Contribution Amounts”), in such proportion as is appropriate to reflect the relative fault with respect to the Indemnifiable Event giving rise to the Contribution Amounts of Indemnitee, on the one hand, and of the Company and any and all other parties (including officers and directors of the Company other than Indemnitee) who may be at fault with respect to such Indemnifiable Event (collectively, including the Company, the “Third-Parties”) on the other hand, so that the Indemnitee is not responsible for an amount greater than the Contribution Amounts times the proportion reflecting Indemnitee’s relative fault.

(b) Relative Fault. The relative fault of the Third Parties and the Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency assessing the Contribution Amounts or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Reviewing Party (which shall include Special Counsel) after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the applicable Indemnifiable Event and other relevant equitable considerations of each party. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(b).

9. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under any provision of this

Agreement or to receive contribution pursuant to Section 8 of this Agreement, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

10. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

11. Action of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent, or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

12. Indemnitee’s Individual Capacity. The Company acknowledges that the Indemnitee is undertaking to act as an officer or director of the Company at the request of the Company and solely in the Indemnitee’s individual capacity and not in any capacity as a director, officer, member, partner, employee, trustee, or other representative of any other corporation, partnership, association, business trust, trust, or similar organization or entity. The Company covenants and agrees to indemnify any such organization or entity from and against any and all judgments, fines, or penalties assessed against or incurred or paid by such organization or entity and any and all amounts paid in settlement (including all interest, attorneys’ and expert witnesses’ fees, and other charges paid or payable in connection with such judgments, fines, penalties, or amounts paid in settlement) that relate to any action or inaction taken in the course of the Indemnitee’s duties as an officer or director of the Company.

13. Non-exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Bylaws or Certificate of Incorporation or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Bylaws or Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by that change.

14. Liability Insurance. Except as otherwise agreed to by the Company and Indemnitee in a written agreement, to the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by that policy or those policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

15. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee or Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of three years from the date of accrual of that cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within that three-year period; provided, however, that, if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

16. Amendments. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provision of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall that waiver constitute a continuing waiver.

17. Subrogation. In the event of payment under this Agreement, the Company shall, subject to the conflicting rights of an insurer pursuant to any policy contemplated by Section 14 hereof, be subrogated to the extent of that payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure those rights, including the execution of the documents necessary to enable the Company effectively to bring suit to enforce those rights.

18. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under an insurance policy, provision of the Company’s Certificate of Incorporation or Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or another enterprise at the Company’s request.

20. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, that provision shall be fully severable; this Agreement shall be construed and enforced as if that illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of that illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

21. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws.

22. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

23. Notices. Whenever this Agreement requires or permits notice to be given by one party to the other, such notice must be in writing to be effective and shall be deemed delivered and received by the party to whom it is sent upon actual receipt (by any means) of such notice. Receipt of a notice by any officer of the Company shall be deemed receipt of such notice by the Company.

24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date first written above.

Phosphate Holdings, Inc.

By:
Name:
Title:

Indemnitee

Name: